UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

THERALINK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15000 W. 6th Ave., #400

Golden, CO 80401

(Address of principal executive offices)

(888) 585-4923

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On December 5, 2022, Theralink Technologies, Inc. (the “Company”) appointed Faith Zaslavsky, age 48, as President and Chief Operating Officer of the Company, effective December 5, 2022 (the “Effective Date”). Prior to joining the Company, Ms. Zaslavsky served as the President of Oncology of Myriad Genetics, Inc. (NASDAQ:MYGN) (“Myriad”), a leading genetic testing and precision medicine company. Ms. Zaslavsky served Myriad in several roles for the past 22 years, and prior to serving as Myriad’s President of Oncology, Ms. Zaslavsky served as Myriad’s National Sales Director of Oncology from 2017 to 2019 and a Regional Sales Director of Women’s Health from 2015 to 2017. Ms. Zaslavsky received a bachelor’s degree in Business Administration from Washington State University in 1997. Ms. Zaslavsky does not have any family relationships with any of the Company’s other officers or directors.

In connection with her appointment, on December 5, 2022, the Company and Ms. Zaslavsky entered into an offer letter (the “Offer Letter”) which provides that Ms. Zaslavsky’s base salary will be $400,000 per year, and that beginning in calendar year 2023 she will be eligible to receive an annual incentive cash bonus of up to 35% of base salary at the discretion of the Board of Directors of the Company (the “Board”) for the achievement of certain milestones to be agreed upon by Ms. Zaslavsky and the Company within 90 days of the Effective Date. Upon the Company’s creation of a new equity incentive plan or an increase in the number of shares available under the Company’s existing equity incentive plan, Ms. Zaslavsky will be granted 150,000,000 employee stock options vesting at 20% annually, beginning on the Effective Date. The employee stock options will have a strike price equal to the closing price of the Company’s common stock on the day that the Board approves Ms. Zaslavsky’s stock option package.

Ms. Zaslavsky is eligible to participate in the benefit plans and programs generally available to the Company’s employees. Ms. Zaslavsky will also be entitled to reimbursement of reasonable business expenses incurred or paid by her in the performance of her duties and responsibilities for the Company, subject to any restrictions set by the Company from time to time and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

Ms. Zaslavsky’s employment with the Company is “at-will”, and either party can terminate the employment relationship at any time, for or without cause, with or without notice. The Offer Letter also contains standard restrictive covenants prohibiting Ms. Zaslavsky from engaging in competition with the Company within the United States during her employment and for a period of 24 months following the termination of her employment with the Company.

The summary of the Offer Letter set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

CFO Bonus Compensation Plan

On December 6, 2021, the board of directors of the Company approved a bonus compensation plan pursuant to which Thomas E. Chilcott, III, the Company’s Chief Financial Officer, will be eligible for: (i) a $150,000 bonus payable upon the successful filing of the Company’s report on Form 10-K for the annual period ended September 30, 2022 (the “Annual Report”) on or before December 29, 2022; or (ii) a $100,000 bonus payable upon the successful filing of the Company’s Annual Report on or before January 13, 2023 (collectively, the “Bonus”).

Item 7.01 Regulation FD Disclosure.

On December 6, 2022, the Company issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description
10.1	Offer Letter between the Company and Faith Zaslavsky, dated December 5, 2022
99.1	Press Release, dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERALINK TECHNOLOGIES, INC.

	By:	/s/ Thomas Chilcott
	Name:	Thomas Chilcott
	Title:	Chief Financial Officer

Date: December 9, 2022